Exhibit 10.1

                               15% PROMISSORY NOTE

THE SECURITY REPRESENTED HEREBY WAS ORIGINALLY ISSUED AS OF JULY 20, 2005, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

                                 PROMISSORY NOTE
                                 ---------------

July 20, 2005                                                         $3,000,000

     Quest Cherokee, LLC, a Delaware limited liability company (the "Company"), hereby promises to pay to the order of Quest Resource Corporation, a Nevada corporation (the "Lender"), the principal amount of $3,000,000 or such lesser amount which shall from time to time be owing hereunder on account of advances (each an "Advance" and collectively "Advances") made by the Lender as provided herein, together with interest on the unpaid principal balances from time to time outstanding hereunder calculated from the date hereof (the "Date of Issuance") in accordance with the provisions of this Promissory Note (the "Note").

     For purposes of this Note, "Notes" means this Note and all other notes issued on the date hereof or at any time hereafter in substantially the same form (including any PIK Notes (as defined in Section 6 hereof)).

     1. Payment of Interest. Interest shall accrue at the rate of fifteen percent (15%) per annum on the unpaid principal amount of this Note from time to time outstanding. Interest shall be computed on the basis of a 365 or 366-day year (as applicable) and the actual number of days elapsed, and shall be payable on each Interest Payment Date (as defined in Section 6 hereof); provided that, on each Interest Payment Date, the Company may pay interest in kind by either
(i) issuing a PIK Note to the holder hereof in principal amount equal to the amount of the interest due on such Interest Payment Date or (ii) deferring the interest due on such Interest Payment Date and all interest so deferred pursuant to this clause (ii) shall be added to and become a part of the principal of this Note as of the Interest Payment Date upon which it was deferred, and shall thereafter earn interest as provided herein. Except as provided in the last sentence of this Section 1, in all events an amount of accrued and unpaid interest (including any interest represented by a PIK Note or otherwise previously added to principal) shall be paid by the Company in cash, on each Interest Payment Date occurring after December 22, 2008, equal to the least amount of such accrued and unpaid interest such that the Note shall not have at any time "significant original issue discount" within the meaning of section 163(i)(2) of the Internal Revenue Code of 1986. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on this Note is made.

     2. Payment of Principal on Note.
        ----------------------------

        (a) Maturity. The Company shall pay the principal amount outstanding under this Note (including interest deferred and added to the principal amount of this Note as provided

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in Section 1 above)  together with all accrued and unpaid  interest on such principal amount, to the holder of this Note on the Final Maturity Date (as defined in Section 6).

        (b) Prepayments.
            -----------

          (i) Upon notice given as provided in subsection (ii) below, the Company may at any time and from time to time prepay all or any proportion of the outstanding principal amount of the Note, plus accrued interest on the outstanding principal amount of the Note through the date of prepayment.

          (ii) The Company shall send written notice of its election to make a prepayment on the Notes to the holder of this Note by registered or certified mail, return receipt requested, at least three (3) Business Days prior to the date of prepayment. Such notice shall specify the date fixed for prepayment, the aggregate principal amount outstanding, the aggregate amount of interest accrued on the outstanding principal amount of this Note through the date of prepayment specified in the Company's notice.

          (c) Time of Payment. If any payment of principal, interest or premium shall become due on a day which is not a Business Day (as defined below), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment. The term "Business Day" as used herein means any day other than Saturday or Sunday or public holiday under the laws of the State of New York or other day on which banking institutions are authorized or obligated to close in the City of New York in the State of New York.

          (d) Form of Payment. Unless otherwise indicated herein, any payment to be made hereunder shall be made at the direction of the holder hereof by cashier's or certified check to or upon the order of the holder or by wire transfer of immediately available funds to an account designated by the holder.

     3. Advances; Use of Proceeds. From time to time, the Company may request the Lender to make Advances of funds to the Company in an aggregate principal amount not to exceed $3,000,000. Amounts borrowed and repaid hereunder may not be reborrowed. The Lender has no obligation to Advance any funds under this Note. Upon receipt of a request for borrowing by the Company hereunder, the Lender shall determine in its sole discretion whether to advance such funds to the Company. The Company agrees that all Advances made hereunder, any other advances of funds which the Lender makes hereunder and all interest, charges and expenses accrued with respect hereto (said accrued interest, charges and expenses being hereinafter collectively referred to as "Charges") and all payments made and all other appropriate debits and credits will be recorded by the Lender on its books and will reflect the current balance of the Company's indebtedness hereunder, which, absent manifest error in the Company's books, the Company hereby agrees to pay. The Company agrees that the proceeds of all Advances shall be used only for the purpose of paying all or any part of the purchase price of any property (including equity interests of any person) or the cost of installation, construction or improvement of any property acquired, installed, constructed or improved within 90 days before such Advance.

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     4. Transfer of Note. This Note may only be transferred  with the consent of the Company. Upon any such transfer, the holder shall send written notice to the Company specifying the new holder's name and address. The term "Note" as used herein includes this Note and any notes or other evidences of indebtedness issued in exchange for or in respect of this Note or any portion hereof.

     5. Events of Default.
        -----------------

     (e) Definition. For purposes of this Note, an Event of Default shall be deemed to have occurred if:

          (i) the Company fails to pay (A) when due, the full amount of any principal payment on any Note or (B) within five days of the date when due, the full amount of any interest then accrued on any Note; or

          (ii) the Company or any subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the company or any Subsidiary is entered under the Federal Bankruptcy Code; or the Company or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or any Subsidiary, or of any substantial part of the assets of the Company or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of any Subsidiary) relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Company or any Subsidiary and either
     (A) the Company or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

     (f) Consequences of Events of Default. Subject to the provisions of Section 3 hereof, if an Event of Default has occurred and is continuing, the holder or holders of the Notes representing a majority of the aggregate principal amount of the Notes then outstanding may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Notes owned by such holder or holders. The Company shall give prompt written notice of any such demand to the other holders of the Notes, each of which may demand immediate payment of all or any portion of such holder's Note.

     6. Definitions. For purposes of this Note, the following capitalized terms have the following meaning.

     "Final Maturity Date" means the later of (i) October 22, 2010 and (ii) the final maturity date under the Senior Credit Facility. The Company shall have the right to extend the Final

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     Maturity Date until December 22, 2010,  provided that the Company  notifies the holder hereof in writing that it desires to extend the Final Maturity Date, such notice to be received by the holder of each Note no later than sixty (60) days prior to the current Final Maturity Date.

     "Interest Payment Date" means the last day of each January, April, July and October of each year, commencing July 31, 2005.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "PIK Note" means a promissory note of the Company that is substantially identical to this Note except for the stated principal amount thereof.

     "Senior Credit Agreement" means that certain Credit Agreement dated as of July 22, 2004, by and among the Company, as Borrower, other guarantors party thereto, as Guarantors, the lenders from time to time a party thereto, UBS Securities LLC, as Arranger, Bookmanager, Documentation Agent and Syndication Agent, the Senior Agent, as Issuing Bank ,LC Facility Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, as amended, modified or supplemented from time to time and any replacement, successor or new credit agreement entered into in connection with the refinancing thereof.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     7. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of the Note may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of the Notes then outstanding.

     8. Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

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     9. Remedies Cumulative.  No remedy herein conferred upon the holder of this
Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     10. Remedies not Waived. No course of dealing between the Company and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of the holder of this Note.

     11. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

     13. Heading. The headings of the sections and subsections of this Note are inserted for convenience only and do not constitute a part of this Note.

     14. Acceptance and Acknowledgment. By accepting this Note and advancing the proceeds of the indebtedness evidenced by this Note, the holder hereof hereby agrees to, acknowledges and accepts, each of the terms and provisions of this Note.

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     IN WITNESS WHEREOF, the Company has executed and delivered this Note on the
Date of Issuance.

                                     QUEST CHEROKEE, LLC


                                     By:  /s/ Jerry D. Cash
                                        ----------------------------------
                                     Name:  Jerry D. Cash
                                     Title:  CEO







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